Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Essential Utilities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.50 par value per share	Rule 457(o) and 457(r)	—	—	$1,000,000,000	0.0001476	$147,600.00 (1)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$1,000,000,000		$147,600.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$12,130.64 (2)
	Net Fee Due							$135,469.36 (2)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee | Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fees Offset Claims			—	—	—		—
Fees Offset Sources		—	—	—		—					—
Rule 457(p)
Fees Offset Claims	Essential Utilities, Inc.	424(b)(5)	333-255235	October 17, 2022		$12,130.64 (2)	Equity	Common Stock, $0.50 par value per share	—	$110,078,393.10 (2)
Fees Offset Sources	Essential Utilities, Inc.	424(b)(5)	333-255235		October 17, 2022						$55,100

(1)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended. These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” exhibit in the registrant’s Registration Statement on Form S-3 (File No. 333-277563), which was filed on March 1, 2024. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

(2)	On April 15, 2021, the registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (Registration No. 333-255235) (the “2021 Registration Statement”) registering an unspecified amount of its securities specified therein, including its common stock, $0.50 par value per share (“common stock”). On October 17, 2022, the registrant filed with the SEC a prospectus supplement to the 2021 Registration Statement to register the offer and sale from time to time of shares of common stock having an aggregate gross sales price of up to $500,000,000 (the “2022 ATM Prospectus Supplement”) and paid $55,100 in registration fees in connection therewith. The registrant has terminated the offering of common stock under the 2022 ATM Prospectus Supplement, and at the time of termination, $110,078,393.10 of common stock remained unsold under the 2022 ATM Prospectus Supplement, and $12,130.64 of previously-paid fees remain unutilized and available for future registration fees pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”).

Calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby partially offsets the registration fee due in connection with this filing against the $12,130.64 remaining balance associated with unsold securities under the 2022 ATM Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the $147,600.00 filing fee currently due in connection with this filing is offset in part against the $12,130.64 remaining balance for such unsold securities under the 2022 ATM Prospectus Supplement resulting in a fee of $135,469.36 remitted with this filing.